Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made and entered into as of July 11, 2025, by and among EBPIE, Inc., a Michigan limited liability company (“Buyer”), One World Products, Inc., a Nevada corporation (“Parent”), and Eco Bio Plastics Midland, Inc., a Delaware corporation (“Seller”).

RECITALS

WHEREAS, the parent company of Seller, Institute of Comprehensive Environmental Management, Inc., a Japan corporation (the “Institute”), is currently in bankruptcy proceedings in Japan, the bankruptcy trustee for which is Akira Iwasaki (the “Trustee”); and

WHEREAS, the Trustee has indicated that, as part of Institute’s bankruptcy proceedings, a sale of substantially all of the assets of Seller would be appropriate and in the best interests of the bankrupt estate of Institute.

AGREEMENT

In consideration of the mutual agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, both the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Assets.

1.1 Purchase and Sale of Assets. Seller shall, and hereby does, effective as of the Closing Date (as defined in Section 2.1), sell, assign, transfer and deliver to Buyer, free and clear of all liens and encumbrances, and Buyer shall, and hereby does, effective as of the Closing Date, purchase and acquire from Seller, certain assets of Seller (collectively, the “Acquired Assets”), the Acquired Assets being described in Exhibit 1.1 attached hereto and made a part hereof.

1.2 No Liabilities Assumed. Buyer shall not assume or be liable for, and Seller shall retain, discharge and perform, any and all liabilities and obligations of Seller, whether or not attributable to the Acquired Assets.

1.3 Purchase Price. The purchase price (“Purchase Price”) for the Acquired Assets shall be USD~$415,000.00. The Purchase Price shall be payable in cash by wire transfer in immediately available funds.

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2. Closing.

2.1 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Buyer, on July 10, 2025, and shall be deemed to have occurred at 12:01 a.m. on such date. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date”.

2.2 Conditions to Buyer’s Obligation to Close. The following obligations of Seller are conditions precedent to Buyer’s obligations to close and must be satisfied by Seller or waived by Buyer:

(a) All representations and warranties of Seller contained in this Agreement will be true in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date.

(b) Seller will have complied in all material respects with the covenants and agreements set forth herein to be performed by it on or before the Closing Date.

(c) Buyer and Seller shall have obtained, at or prior to the Closing, all consents required for the consummation of the transactions contemplated by this Agreement.

(d) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

(e) No statute, rule or regulation or order or decree of any court or governmental authority will be in effect which prohibits the consummation of the transactions contemplated by this Agreement.

(f) Buyer will have received from Seller the deliveries of Buyer listed in Section 2.4 below.

(g) Buyer will have received from Seller true and correct copies of the resolutions duly adopted and approved by the Board of Directors of Seller authorizing and approving the sale of the Acquired Assets and the consummation of this Agreement.

2.3 Conditions to Seller’s Obligation to Close. The following obligations of Buyer and Parent are conditions precedent to Seller’s obligations to close and must be satisfied by Buyer and Parent or waived by Seller:

(a) The respective representations and warranties of Buyer and Parent contained in this Agreement will be true in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date.

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(b) Buyer and Parent will have complied in all material respects with the covenants and agreements set forth herein to be performed by each of them on or before the Closing Date.

(c) There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

(d) No statute, rule or regulation or order or decree of any court or governmental authority will be in effect which prohibits Seller from consummating the transactions contemplated by this Agreement.

(f) Seller will have received from Buyer the deliveries of Buyer listed in Section 2.5 below.

(g) Seller will have received from Buyer and Parent true and correct copies of the resolutions duly adopted and approved by their respective Boards of Directors authorizing and approving the entering into this Agreement and the consummation of this Agreement.

2.4 Seller’s Deliveries. At the Closing and subject to the terms and conditions herein contained, Seller will deliver to Buyer the following:

(a) A duly executed Assignment and Bill of Sale with covenants of warranty of title, assignments, endorsements and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as shall be necessary and effective to transfer, assign and vest in, Buyer all of Seller’s right, title and interest in and to the Acquired Assets;

(b) The Saotome Agreements (defined below), duly executed by Fukuji Saotome in his individual capacity;

(c) A Special Warranty Deed on the parcel of real property included in the Acquired Assets, as well as an Assignment of Railroad Spur and Access Road, in form reasonably satisfactory to Buyer and its counsel;

(d) Applicable third-party consents to assignments and assumptions; and

(e) Such other documents as Buyer may reasonably request.

2.5 Buyer’s and Parent’s Deliveries. At the Closing and subject to the terms and conditions herein contained, Buyer and Parent will execute and/or deliver to Seller the following:

(a) The Purchase Price;

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(b) The Saotome Agreements (defined below), duly executed by Buyer and Parent, respectively; and

(c) Such other documents as Seller may reasonably request.

2.6 Further Assurances. Buyer, Parent and Seller shall, from time to time after the Closing, at the other party’s request and at its own expense, promptly execute, acknowledge and deliver to the other party such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as the other party may reasonably require in order to vest more effectively in such party, or to put such party more fully in possession of, any of the Acquired Assets. Buyer, Parent and Seller will cooperate with the other and execute and deliver to the other party such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement; provided, however, that Seller shall no obligation to assist physically in Buyer’s implementation of its planned business deploying the Acquired Assets.

3. Representations and Warranties.

3.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer and Parent as follows:

(a) Organization and Standing; Power and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and Seller has full power and authority to operate its business and to own the Acquired Assets. This Agreement and all other agreements and instruments executed and delivered by Seller in connection herewith and the transactions contemplated hereby have been duly authorized, executed and delivered by Seller. This Agreement and all other agreements and instruments delivered by Seller in connection herewith constitute the valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by the availability of equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(b) Conflicts; Defaults; Consents. Neither the execution and delivery of this Agreement and the other agreements and instruments executed in connection herewith by Seller, nor the performance by Seller of the transactions contemplated hereby or thereby will (with or without the giving of notice or the lapse of time or both) (1) violate, conflict with, or constitute a default under, any of the terms of Seller’s organizational documents , or any provisions of, or result in the acceleration of any obligation under, any material contract, sales or service commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree relating to Seller to which Seller is a party or to which Seller or the Acquired Assets may be bound or subject, (2) result in the creation or imposition of any liens on the Acquired Assets, (3) violate any statute, law, ordinance or regulation of any jurisdiction, as such statute, law, ordinance or regulation relates to Seller or to the assets of Seller, the violation of which would have a material adverse effect on the Acquired Assets in the hands of Buyer, (4) constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of any liens, or (5) require any consent, approval authorization or other action by, or filing with or notification to any governmental or regulatory authority.

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(c) Title to the Acquired Assets. Seller will transfer the Acquired Assets to Buyer with good, marketable and insurable title, free and clear of all liens and other encumbrances.

(d) Condition of Acquired Assets. To Seller’s knowledge, the Acquired Assets are in good condition, ordinary wear and tear and normal levels of obsolescence excepted. No person other than Seller owns any of the Acquired Assets.

(e) Third-Party Options. There are no existing agreements, options, commitments or rights with, of or to any person other than Buyer to acquire any of the Acquired Assets.

(f) Brokers, Finders, and Agents. Seller is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

(g) Authorization; Enforcement. This Agreement has been duly and validly authorized by Seller and has been duly executed and delivered on behalf of Seller, and this Agreement constitutes a valid and binding agreement of Seller enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

3.2 Representations and Warranties of Buyer and Parent.

(a) Of Buyer. Buyer hereby represents and warrants to Seller as follows:

(1) Organization and Standing; Power and Authority. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Michigan and Buyer has full power and authority to make and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by Buyer in connection herewith and the transactions contemplated hereby have been duly authorized, executed, and delivered by Buyer.

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(2) Conflicts; Default. Neither the execution and delivery by Buyer of this Agreement or the other agreements and instruments executed in connection herewith by Parent, nor the performance by Buyer of the transactions contemplated hereby or thereby, will violate, conflict with, or constitute a default under, any of the terms of Buyer’s articles of incorporation, bylaws or other governing document, or any provisions of, or result in the acceleration of any obligation under, any material contract, sales or service commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment, or decree which is applicable to Buyer or by which Buyer or its assets is otherwise bound, will violate any law, statute, judgment, decree, order, rule or regulation of any governmental or regulatory authority, will constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of any liens, or will require any consent, approval, authorization or other action by, or filing with or notification to any governmental or regulatory authority.

(3) Brokers, Finders and Agents. Buyer is not, directly or indirectly, obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

(4) Consents. All consents, novations, approvals, filings, authority, and other requirements prescribed by any law, rule or regulation, or any contract, agreement, commitment or undertaking, which must be obtained or satisfied by Buyer for the consummation of the transactions contemplated by this Agreement, have been obtained and satisfied.

(b) Of Parent. Parent hereby represents and warrants to Seller as follows:

(1) Organization and Standing; Power and Authority. Parent is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada and Parent has full power and authority to make and perform this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. This Agreement and all other agreements and instruments executed and delivered by Parent in connection herewith and the transactions contemplated hereby have been duly authorized, executed, and delivered by Parent.

(2) Conflicts; Default. Neither the execution and delivery by Parent of this Agreement or the other agreements and instruments executed in connection herewith by Parent, nor the performance by Parent of the transactions contemplated hereby or thereby, will violate, conflict with, or constitute a default under, any of the terms of Parent’s Articles of Incorporation, Bylaws or other governing document, or any provisions of, or result in the acceleration of any obligation under, any material contract, sales or service commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment, or decree which is applicable to Parent or by which Parent or its assets is otherwise bound, will violate any law, statute, judgment, decree, order, rule or regulation of any governmental or regulatory authority, will constitute an event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration, or creation or imposition of any liens, or will require any consent, approval, authorization or other action by, or filing with or notification to any governmental or regulatory authority.

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(3) Brokers, Finders and Agents. Parent is not, directly or indirectly, obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

(4) Consents. All consents, novations, approvals, filings, authority, and other requirements prescribed by any law, rule or regulation, or any contract, agreement, commitment or undertaking, which must be obtained or satisfied by Parent for the consummation of the transactions contemplated by this Agreement, have been obtained and satisfied.

(5) Authorization; Enforcement. This Agreement has been duly and validly authorized by the Parent and has been duly executed and delivered on behalf of Parent, and this Agreement constitutes a valid and binding agreement of Parent enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as may be limited by the exercise of judicial discretion in applying principles of equity.

4. Additional Agreements.

4.1 Operation of Business by Seller. Between the date of this Agreement and the Closing Date, unless otherwise agreed in writing by Buyer, Seller shall conduct the business associated with the Acquired Assets in the ordinary course of business consistent with past practice.

4.2 Conduct Prior to Closing. Except as otherwise expressly permitted by this Agreement, excluding all transactions entered into and services provided in the ordinary course of business of Seller, Seller shall not, without the prior written consent of Buyer, take any action to impair, encumber, create a lien against or otherwise adversely affect the Acquired Assets, sell or otherwise transfer or dispose of any of the Acquired Assets to any third party or enter into any contract relating to any of the Acquired Assets.

4.3 Public Disclosure. Subject to the public disclosure obligations of Parent under the applicable securities laws, other than with each other party’s written consent, no party shall issue any statement or communication to any third party regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if this Agreement is terminated and the reasons therefor.

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4.4 Fukuji Saotome Agreements. At or before the Closing, (a) Buyer and Fukumi Saotome shall have entered into an Employment Agreement, in the form of Exhibit 4.4A attached hereto, and (b) Parent and Saotome shall have entered into a Stock Option Grant Notice, in the form of Exhibit 4.4B attached hereto (collectively, the Employment Agreement and the Stock Option Grant Notice are referred to as the “Saotome Agreements”).

5. Termination of Agreement.

5.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of Buyer and Seller; or

(b) by Seller or Buyer if the Closing has not occurred on or prior to July 31, 2025 (such date of termination being referred to herein as the “Termination Date”), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder.

5.2 Survival. Upon termination of this Agreement as provided in Section 5.1 above, all obligations of the parties hereunder shall terminate, but such termination will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party which occurs prior to such termination with respect to any of his or its representations, warranties, covenants or agreements contained in this Agreement. This Section 5.2, Section 6.1 and Section 6.4 shall survive the termination of this Agreement.

6. General Provisions.

6.1 Transaction Costs. Each party shall bear all legal, accounting and other expenses incurred by such party in connection with this Agreement and the other agreements and transactions contemplated hereby.

6.2 Entire Agreement/Amendment. This Agreement (including all Exhibits hereto, which are hereby incorporated by reference herein) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous understandings, agreements, negotiations or representations by or between the parties, written or oral, relating to the subject matter hereof. There are no oral agreements between the parties. This Agreement may be amended or supplemented only by a written instrument signed by authorized representatives of the parties.

6.3 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies or liabilities under or by reason of this Agreement.

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6.4 Severability. The provisions of this Agreement shall be severable. The unenforceability or invalidity of any one or more provisions, clauses, or sentences hereof shall not render any other provision, clause or sentence herein contained unenforceable or invalid.

The portion of the Agreement which is not invalid or unenforceable shall be considered enforceable and binding on the parties and the invalid or unenforceable provision(s), clause(s) or sentence(s) shall be deemed excised, modified or restricted to the extent necessary to render the same valid and enforceable, and this Agreement shall be construed as if such invalid or enforceable provision(s), clause(s), or sentence(s) were omitted.

6.5 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. No waiver of any breach of this Agreement shall operate as a waiver of any similar or subsequent breach or any breach of any other provision of this Agreement.

6.6 Cumulative Rights and Remedies. All rights and remedies under this Agreement shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

6.7 Governing Law. This Agreement shall be governed by and enforced in accordance with the laws of the State of Michigan.

6.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

To Seller:	Eco Bio Plastics Midland, Inc.
Attention: Fukuji Saotome, Chief Executive Officer
4037 S. Saginaw Road
Midland, Michigan 48640
E-mail: saotomef@ecobioplastics.com

To Buyer and Parent:	EBPIE, LLC
One World Products, Inc.
Attention: Isiah L. Thomas, III, Chief Executive Officer
2950 W. Square Lake Road
Troy, Michigan 48098
E-mail: isiah@owpv.com

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6.10 Assignment. No party’s rights and obligations under this Agreement may be assigned without the prior written consent of the other parties and any attempted assignment in violation of the preceding sentence shall be void, provided, however, that Buyer may, at its option, assign its interest to an affiliate of Buyer or to a successor in interest, by merger or otherwise or to a lender to secure any loan from such lender to Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

6.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.12 Construction. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both parties have contributed substantially and materially to the preparation of this Agreement. Therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties.

6.13 Dispute Resolution.

(a) Negotiation. If a dispute arises out of or relates to this Agreement or the breach thereof, within twenty (20) days of receipt of written notice of a dispute, the parties shall attempt in good faith to resolve such dispute by negotiation among senior executives who have authority to settle the controversy.

(b) Mediation. If the dispute cannot be settled through such negotiations, the parties agree to try in good faith to settle the dispute by mediation within 20 days immediately following the 20 day period set forth in 6.13(a), in Detroit, Michigan, under the Commercial Mediation Rules of the American Arbitration Association (“AAA”). The parties agree that they shall be responsible for their respective costs incurred with respect to such mediation activities, except that all costs payable to AAA shall be divided equally between the parties.

(c) Arbitration. If the dispute cannot be settled by mediation as set forth in Section 6.13(b), the parties agree to submit the dispute to binding arbitration in Detroit, Michigan, under applicable Michigan and Federal law. Such demand shall set forth the names of the other party or parties. The arbitration provided for in this Section 6.13(c) shall be conducted under the auspices of the AAA, utilizing the AAA’s applicable rules for arbitration of commercial disputes, and shall be decided by one arbitrator. Except as otherwise provided herein, the Arbitrators shall have the authority to award any remedy or relief a state or federal court of the State of Michigan could order or grant, including, without limitation, specific performance, the awarding of compensatory damages, the issuance of an injunction and other equitable relief, but specifically excluding punitive damages. The Arbitrator’s decision shall be issued with findings of fact and conclusions of law and shall be non-appealable and any award may be entered as a judgment in any court of competent jurisdiction. Notwithstanding anything in this Section 6.13 to the contrary, the losing party in a dispute hereunder shall pay all reasonable legal fees and expenses incurred by the prevailing party in connection with the arbitration.

[ SIGNATURE PAGE FOLLOWS ]

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[ Signature Page to Asset Purchase Agreement ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SELLER:

ECO BIO PLASTICS MIDLAND, INC.

By:	/s/ Fukuji Saotome
Fukuji Saotome
Chief Executive Officer

BUYER:

EBPIE, LLC

By:	/s/ Isiah L. Thomas, III
Isiah L. Thomas, III
Chief Executive Officer

PARENT:

ONE WORLD PRODUCTS, INC.

By:	/s/ Isiah L. Thomas, III
Isiah L. Thomas, III
Chief Executive Officer

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EXHIBIT 1.1

Acquired Assets

1.	Real Estate: That certain tract of land totaling 6.68 acres of land located at 4037 S. Saginaw Rd, in the City of Midland, Midland County, Michigan (property ID # 14-35-70-108) (the “Real Estate”), being more particularly described by metes and bounds on Exhibit A attached hereto and made part hereof for all purposes, together with the 39,900Sf Industrial and Office building facility situated thereon, any and all improvements situated on the Land, and all right, title and interest of Seller, if any, in and to any and all appurtenances, strips or gores, roads, easements, streets, alleys, drainage facilities, and rights-of-way bounding the Land; all utility capacity, utilities, water rights, licenses, permits, entitlements, and bonds, if any, and all other rights and benefits attributable to the Land; and all rights of ingress and egress thereto (all of which are hereinafter collectively called the “Property”).
2.	Railroad Spur: All rights, title, and interests belonging to Seller in that separate agreement for use and maintenance of a railroad spur located on Gerace Construction Company, Inc., and its successors in interest, located on land adjacent to the Property and operated by Lake State Railway.
3.	Access Road: All right, title and interests in an Easement for Ingress, Egress, and Utilities, belonging to Seller in that Access Road shared by Gerace Construction Company, Inc., and its successors in interest, on their property described in Exhibit “A”.
4.	Furnishings, Fixtures, Equipment: All right, title and interest in and to the Furnishings, Equipment, Fixtures, Tangible Personal Property, Intangible Assets, Permits, Contracts, right to use Trademarked and Patented equipment and products, Trade Names and other miscellaneous Assets used in the operation of the Property.
5.	Manufacturing Equipment: All right, title and interest in and to the Manufacturing, Storage, and production Equipment and other miscellaneous Assets used in the operation of the Property.

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6.	Manufacturing Equipment: The manufacturing Equipment described above includes, but is not limited to, the following items:

a.	Pulverizer – Centrifugal Water-Cooling Powder Grinding machinery with Air Pulse System.

b.	Extruder-Crusher- One Food-grade Extruder-Crusher and one Non-Food Extruder-Crusher.

c.	Ribbon Blender: One Blender for Solids.

d.	Sheer Conveyor Pelletizer:

e.	Polypropylene Auto Loader:

f.	Mastersizer2000 Particle Size Analyzer

g.	METTLER TOLEDO Halogen Moisture Analyzers.

h.	Moisture Analyzer MJ33

i.	Avalong Mixer

j.	Calibration Particle Size-the Mastersizer 2000 with Scirocco 2000 Attachment
k.	Compressor

l.

Exhibit A to this Exhibit 1.1 follows:

EXHIBIT 4.4A

Form of Employment Agreement (Saotome)

Delivered separately.

EXHIBIT 4.4B

Form of Stock Option Grant Notice (Saotome)